Exhibit 4.1
FARMERS NATIONAL BANC CORP. NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE
Investor ID Number
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN FARMERS NATIONAL BANC CORP.’S PROSPECTUS DATED DECEMBER [●], 2010 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BNY MELLON SHAREOWNER SERVICES (BY CALLING, IF YOU ARE LOCATED WITHIN THE U.S., CANADA OR PUERTO RICO 1-866-365-9071 (TOLL FREE) OR IF YOU ARE LOCATED OUTSIDE THE U.S. 1-201-680-6575 (COLLECT).
Farmers National Banc Corp. (the “Company”) has distributed, at no charge, to each holder of record of the Company’s common shares, no par value (“Common Shares”), (each a “Recordholder”), as of 5:00 p.m., Eastern Time, on October 25, 2010 (the “Record Date”) one subscription right (“Subscription Right”) for each Common Share held as of the close of business on the Record Date. Each Subscription Right entitles a Recordholder to a basic subscription right (the “Basic Subscription Right”) and an oversubscription privilege (the “Oversubscription Privilege”). The Basic Subscription Right of each Subscription Right gives each Recordholder the opportunity to purchase [●] Common Shares at a subscription price of $ [●] per Common Share (the “Subscription Price”). Fractional Common Shares resulting from the exercise of the Basic Subscription Right will be eliminated by rounding down to the nearest whole Common Share. In the event that a Recordholder purchases all of the Common Shares available pursuant to the Basic Subscription Right, the Recordholder may also choose to exercise the Oversubscription Privilege, subject to certain limitations and subject to allotment, to purchase a portion of any Common Shares that are not purchased by other Recordholders through the exercise of their Basic Subscription Rights.
Instructions continued on the reverse side *
Please complete the back if you would like to transfer ownership or request special mailing.

Œ	Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s)
or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X

Signature of Shareholder	Date	Daytime Telephone #

X

Signature of Shareholder	Date	Daytime Telephone #

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER  ON THE REVERSE SIDE.

SEE INSTRUCTIONS ON THE REVERSE SIDE

	☐	BASIC COMMON SHARES TO SUBSCRIBE

WHOLE SHARES

Ž	☐	OVERSUBSCRIPTION FOR COMMON SHARES

WHOLE SHARES

ENCLOSED IS MY CHECK FOR $



SUBSCRIPTION CERTIFICATE NUMBER		CUSIP NUMBER

BASIC COMMON SHARES TO SUBSCRIBE	SUBSCRIPTION RIGHTS	RECORD DATE COMMON SHARES
FARMERS NATIONAL BANC CORP.
SUBSCRIPTION FOR RIGHTS OFFERING
RECORD DATE: OCTOBER 25, 2010
A.	Number of Common Shares subscribed for through the exercise of the Basic Subscription Right: _______________________ Shares

B.	Number of Common Shares subscribed for through the exercise of the Oversubscription Privilege: ___________________________ Shares

C.	Total Subscription Price (sum of Line A and Line B multiplied by $ [●]: $ ____________________

D.	Method of Payment, check (1) or (2):
❒	(1) Certified check or a bank draft drawn on a U.S. bank payable to “BNY Mellon Shareowner Services” ; or

❒	(2) Uncertified check payable to “BNY Mellon Shareholder Services,” received no later than [●], 2010.
FULL PAYMENT OF THE AGGREGATE SUBSCRIPTION PRICE FOR ALL COMMON SHARES SUBSCRIBED FOR IN THE RIGHTS OFFERING, INCLUDING FINAL CLEARANCE OF ANY UNCERTIFIED PERSONAL CHECKS, MUST BE RECEIVED BY BNY MELLON SHAREOWNER SERVICES, BEFORE 5:00 P.M., EASTERN TIME, ON [●], 2011.

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES
By Telephone – 9 a.m. to 6 p.m. Eastern Time, Monday through Friday, except for bank holidays:
From within the U.S., Canada or Puerto Rico
1-866-365-9071 (Toll Free)
From outside the U.S.
1-201-680-6575 (Collect)
WHERE TO FORWARD YOUR SUBSCRIPTION RIGHTS MATERIALS

By Mail:	By Overnight Courier or By Hand

BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
Attn: Corporate Action Dept.	Attn: Corporate Action Dept., 27th Floor
P.O. Box 3301	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310
THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON [●], 2011, AND THIS SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.

 SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)	‘ Special Transfer Instructions and Signature Guarantee Medallion
If you want your Common Shares and any refund check to be issued in another name, fill in this section with the information for the new account name.

	è	FILL IN the space below.
Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

Under penalties of perjury. I certify that:	EXEMPT PAYEE ☐		Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and			Address (Number and Street)	(Name of Guarantor - Please Print)

Please check appropriate box:
	Individual/Sole proprietor ☐		(City, State & Zip Code)	(Address of Guarantor Firm)

2.    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
Corporation ☐ Partnership ☐
	Limited liability company ☐		(Tax Identification Number)
Enter the tax classification D=disregarded entity ☐	’ Special Mailing Instructions
Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.
Mail certificate(s) and check(s) to:

C=corporation ☐ P=partnership ☐
☐ Other ▶
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).			Name (Please Print First, Middle & Last Name)

Address (Number and Street)

Signature	Date
(City, State & Zip Code)

* Continued from the reverse side
In order to exercise your Basic Subscription Right and Oversubscription Privilege, you must properly complete and sign this Rights Certificate where indicated and return it to the subscription agent, BNY Mellon Shareowner Services, together with payment in full for an amount equal to the Subscription Price multiplied by the total number of Common Shares subscribed for under your Basic Subscription Right and Oversubscription Privilege. To be timely, BNY Mellon Shareowner Services must receive the properly completed and executed Rights Certificate and payment in full for the Common Shares subscribed for at or before 5:00 p.m., Eastern Time, on [•], 2011 (the “Expiration Date”), unless the Company decides, in its sole discretion, to extent the Expiration Date or cancel the Rights Offering earlier.
For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus, which you should read carefully in its entirety. You are also advised to review the accompanying instructions, which have been provided to you with this Subscription Rights Certificate.
By executing this Subscription Rights Certificate on the reverse side, the undersigned hereby acknowledges and agrees to the following terms and conditions: (1) at the time of submitting this Subscription Rights Certificate, the undersigned agrees to deliver the total aggregate Subscription Price for all Common Shares; (2) book entry shares in lieu of certificates representing Common Shares duly subscribed and paid for will be issued as soon as practicable after the termination of the Rights Offering in accordance with the terms of the Prospectus; and (3) the undersigned agrees to all terms and conditions of the Prospectus, which is incorporated herein by reference, and this Subscription Rights Certificate.
COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.
Œ	Sign and date Box 1 and include your day time phone number.

	Place an ☒ in the box and fill in the number of Common Shares you wish to subscribe for under your Basic Subscription Right.

Ž
Place an ☒ in the box and fill in the number of Common Shares you wish to oversubscribe for under your Oversubscription Privilege. (No limit, except your Basic Subscription Right must be fully exercised).

	Rights card and calculation section for determining your basic/oversubscription privileges.


PLEASE SIGN IN BOX 5 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 5 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. To avoid backup withholding, you are required to fully and accurately complete the Substitute Form W-9. For additional instructions, please see the “Important Tax Information” document. Note: You are required to check the appropriate box for your status (Individual/Sole proprietor, Corporation, etc.) to avoid withholding. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

‘	If you want your Common Shares and any refund check to be issued in another name, complete the Special Transfer Instructions in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

’	Fill in Box 7 if, mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.
THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON [•], 2011, AND THIS SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.